UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2013

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01 Entry Into a Material Definitive Agreement.

Private Placement

On March 18, 2013, Range Resources Corporation (“Range”) completed a private offering of $750 million aggregate principal amount of 5% Senior Subordinated Notes due 2023 (the “Notes”), which are fully and unconditionally guaranteed on a senior subordinated basis by the following subsidiaries of Range (collectively, the “Subsidiary Guarantors”):

•	American Energy Systems, LLC;

•	Energy Assets Operating Company, LLC;

•	Range Energy Services Company, LLC;

•	Range Operating New Mexico, LLC;

•	Range Production Company;

•	Range Resources – Appalachia, LLC;

•	Range Resources – Midcontinent, LLC;

•	Range Resources – Pine Mountain, Inc.; and

•	Range Texas Production, LLC.

The Notes were offered by the Initial Purchasers (defined below) pursuant to Rule 144A and Regulation S of the Securities Act of 1933, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. Range used the net proceeds from the offering to repay borrowings under its bank credit facility.

Indenture

The terms of the Notes are governed by the Indenture, dated as of March 18, 2013 (the “Indenture”), by and among Range, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on March 15, 2023. Interest will accrue from March 18, 2013, and the first interest payment date will be September 15, 2013. Range may redeem some or all of the Notes at any time on or after March 15, 2018 at the redemption prices specified in the Indenture. Range may also redeem up to 35% of the Notes at a redemption price equal to 105% of the principal amount thereof, plus accrued and unpaid interest, if any, using all or a portion of the net proceeds of public sales of certain equity interests completed before March 15, 2016. Range may also redeem the Notes prior to March 15, 2018 upon payment of the make-whole premium specified in the Indenture. If Range sells certain of its assets or upon the occurrence of certain changes in control, Range must offer to repurchase the Notes. The Notes are unsecured, and are subordinated to all of Range’s existing and future senior debt, rank equally with all of Range’s existing and future senior subordinated debt and rank senior to all of Range’s existing and future subordinated debt. A copy of the Indenture is filed herewith as Exhibit 4.1 to this report and is incorporated by reference herein.

Registration Rights Agreement

In connection with the private placement of the Notes, Range, the Subsidiary Guarantors and the several initial purchasers named therein (the “Initial Purchasers”) entered into a Registration Rights Agreement dated March 18, 2013 (the “Registration Rights Agreement”), whereby Range and the Subsidiary Guarantors have agreed, at their expense, to use commercially reasonable efforts to (i) cause to be filed a registration statement enabling the holders to exchange the privately placed Notes and guarantees for registered notes and guarantees with substantially similar terms, (except that the exchange notes shall not contain terms with respect to transfer restrictions or liquidated damages upon a Registration Default, as defined in the Registration Rights Agreement), (ii) cause the registration statement to become effective by the 365th day following the date of issuance of the Notes, (iii) complete the exchange offer within 60 days after such effective date and (iv) file a shelf registration statement for the resale of the Notes if the exchange offer cannot be effected within the time periods listed above. The interest rate on the Notes will increase if Range does not comply with its obligations under the Registration Rights Agreement. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.2 to this report and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Notes, the Indenture, the Registration Rights Agreement and the related guarantees is incorporated by reference into this Item 2.03. The descriptions set forth in Item 1.01 and this Item 2.03 are qualified in their entirety by the full text of the Indenture and the Registration Rights Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Indenture, dated March 18, 2013, among Range Resources Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated March 18, 2013, among Range Resources Corporation, the subsidiary guarantors named therein and the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: March 19, 2013

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated March 18, 2013, among Range Resources Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated March 18, 2013, among Range Resources Corporation, the subsidiary guarantors named therein and the Initial Purchasers.